Exhibit 5.1

August 31, 2006

GSE Systems, Inc.
7133 Rutherford Road, Suite 200
Baltimore, Maryland 21244

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to GSE Systems, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).

The Registration Statement relates to the proposed offer and resale by certain stockholders of 4,299,006 shares of the Company’s common stock, par value $0.01 (the “Common Stock”) consisting of 2,881,359 shares of the Company’s Common Stock issuable upon conversion of the Series A 8% cumulative convertible preferred stock or upon exercise of Warrants issued in connection with the Company’s private offering of its equity securities, which closed as of February 28, 2006 (the “Private Placement Shares”); 150,0000 shares of the Company’s Common Stock issuable upon exercise of a warrant issued to Northeast Securities, Inc. as a placement agent fee in connection with the private placement offering, which closed as of February 28, 2006 (the “Placement Agent Shares”); 900,000 shares of the Company’s Common Stock issuable upon exercise of a warrant issued to Dolphin Direct Equity Partners, LP in connection with that certain Cancellation and Warrant Exchange Agreement, dated as of February 28, 2006 (the “Dolphin Shares”); and 367,647 shares of the Company’s Common Stock issuable upon exercise of a warrant issued to Laurus Master Fund, Ltd. in connection with the Company’s new two-year revolving line of credit (the “Laurus Shares”, and referred to collectively with the Private Placement Shares, the Placement Agent Share and the Laurus Shares as the “Common Shares”).

The Common Shares are being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Third Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, the Amended and Restated Bylaws of the Company and the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have assumed that all Securities sold under the Registration Statement will be sold for cash consideration. With respect to the Common Shares, we are of the opinion that, at the time of issuance and sale, a sufficient number of shares of Common Stock was authorized and available for issuance. However, as to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials and have not sought to independently verify such matters.

Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Common Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable, and upon the valid exercise of the Warrants, the Warrant Shares have been duly authorized and will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Maryland, the Delaware General Corporation Law, to include the relevant statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and the federal laws of the United States of America.

The opinions herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions or views to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or hereinafter become effective.

We are furnishing this opinion to the Company solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

                                                Very truly yours,

/s/ James R. Hagerty
James R. Hagerty

cc: John Moran